UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported by Commerce Planet, Inc. (the “Company”) in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2008 and April 9, 2008 (the “Prior Current Reports”), on February 28, 2008, after consultation with its current independent registered public accounting firm, Marcum & Kliegman LLP, the board of directors of the Company determined that a restatement of its annual financial statements contained in its annual report for the fiscal year ended December 31, 2006 filed on Form 10-KSB on March 1, 2007, and amended on August 24, 2007 (the “2006 Annual Report”), is necessary to correct an error as it relates to the Company’s accounting for share-based payments, in such financial statements as addressed in Accounting Principles Board Opinion No. 20.  On February 28, 2008, the board of directors of the Company also determined that each of the periods in all of the quarterly reports on Form 10-QSB in its fiscal year ended December 31, 2006 and 2007 needed to be restated as well (together with the Annual Report, the “2006 Annual Report and 2006 and 2007 Quarterly Reports”). Based on discussions held with its current independent registered public accounting firm on February 27 and February 28, 2008, the board of directors of the Company concluded that the accounting errors in the 2006 Annual Report and 2006 and 2007 Quarterly Reports were material enough to require restatement of each of the annual 2006 and quarterly 2006 and 2007 financial statements and determined that it should take this action to prevent future reliance on previously issued financial statements set forth in the 2006 Annual Report and 2006 and 2007 Quarterly Reports. As a result, such financial statements included within the 2006 Annual Report and 2006 and 2007 Quarterly Reports should no longer be relied upon.

          As also previously reported in the Prior Current Reports, on or about March 4, 2008, the Company’s independent registered public accounting firm advised the board of directors that the Company’s prior independent registered public accounting firm was unable to provide their work papers for review that adequately documented its audit of the 2006 audited financial statements; as a result of which the current independent registered public accounting firm is unable to satisfy itself as to the opening balances for the Company’s annual financial statements for the fiscal year ended December 31, 2007. As a result of the foregoing, after consultation with its current independent registered public accounting firm, the board of directors of the Company authorized its current independent registered public accounting firm to re-audit the financial statements set forth in the 2006 Annual Report. The Company will then file an amendment to the 2006 Annual Report, as well as restate the financial statements set forth in the 2006 and 2007 Quarterly Reports and file amendments to the 2006 and 2007 Quarterly Reports.

          The audit committee of the board of directors of the Company retained an independent accounting consulting firm which specializes in providing accounting services to publicly traded companies, to assist the Company in ascertaining the impact of these errors on prior results.  As previously reported by the Company in its Prior Current Report filed with the SEC on April 9, 2008, the re-audit of the 2006 Annual Report and review of these adjustments is still in process.

          To date, the Company anticipates adjustments and restatements that will negatively impact its previously reported financial results in the range of approximately $12 million to $15 million cumulatively from inception (2004) through June 30, 2007. These significant adjustments arise principally from the improper accounting for stock based compensation, derivative accounting and matching of expenses with revenue. As previously reported by the Company in its Prior Current Report filed with the SEC on April 9, 2008, the re-audit of the 2006 Annual Report and review of these adjustments is still in process.

          As indicated above, the board of directors of the Company has discussed this matter with its current independent registered public accounting firm, and the Company intends to diligently work with its current independent registered public accounting firm to include the restated financial statements as at December 31, 2006 and for the fiscal year then ended, and each of the 2006 quarterly periods, in the Company’s Annual Report for its fiscal year ended December 31, 2007.  In addition, the Company intends to diligently work with its current independent registered public accounting firm to complete the audit for the fiscal year ended December 31, 2007, the review of the Company’s 2008 quarterly results, and file with the SEC the reports in connection therewith.

          On December 12, 2008, the Company provided its current independent registered public accounting firm with a copy of the disclosures it is making in response to Item 4.02 on this Form 8-K, and has requested that Marcum & Kliegman LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements as promptly as possible. Such letter is filed herewith as Exhibit 7.1 and is incorporated herein by reference.

Item 8.01     Other Events

Special Committee Examination Update

          On March 13, 2008, the board of directors of the Company unanimously approved the formation of a special committee (the “Committee”) of the board of directors to investigate certain stock based compensation and other transactions consummated by prior management and the prior board of directors of the Company (the “Transactions”).  The Committee engaged Stuart Levy of SSL Associates, LLC, an independent forensic accounting specialist and financial consulting firm (“SSL”), to undertake an investigation of Transactions during the period from January 2004 through December 2007 which included reviewing the Company’s filings with the SEC, press releases and other Company documents, and engaging in discussions with the Company’s current financial consultants, the Company’s independent registered public accounting firm, and conducting interviews with Company employees.

          On December 10, 2008, SSL provided a preliminary report (the “Report”) to the Committee setting forth its findings to date, which is being reviewed by the Committee.  SSL remains available for further review if necessary.  The material items as set forth in the Report include, without limitation:

1.	Between January 2004 and August 2006, two investment firms which engaged in a private offering of the Company effectively controlled the Company’s board of directors with four of the five members of the board consisting of individuals serving as principals of such investors.

2.	Between August 2006 and April 2007, the board of directors of the Company during such time were not independent and therefore the Company will be reviewing certain stock based compensation, transactions and filings during its re-audit of the Company’s books and records.

          As previously reported by the Company in its Current Report on Form 8-K filed with the SEC on May 28, 2008, the Company entered into a Settlement Agreement with Michael Hill, Charles Gugliuzza and Olive Tree Holdings, LLC, a California limited liability company managed and owned by Mr. Gugliuzza, pursuant to which the parties agreed to rescind stock award agreements and rescind the issuance to such persons the shares of the Company’s Series D convertible preferred stock as bonus compensation based upon the Company’s achievement of certain monthly gross sales revenues in fiscal 2006.  Subsequently, Messrs. Hill and Gugliuzza resigned as members of the board of directors of the Company.  Moreover, the Company intends to explore additional actions to be taken by the Company as may be in the best interests of the Company and its stockholders in connection with the foregoing. The Company has experienced significant ongoing costs and loss of opportunity to complete its current audits and filing due to the re-audit requirements.

Federal Trade Commission

          As previously reported by the Company in a Current Report on Form 8-K filed with the SEC on March 13, 2008, the Company received a Notice of Civil Investigative Demand (the “Notice”) from the United States Federal Trade Commission (the “FTC”) for the production of documentation and a request for responses to written interrogatories.  The Notice relates to a demand for information being conducted by the FTC to determine whether the Company may have been engaged since 2004 in unfair trade practices involving Internet-related goods or services in potential violation of Sections 5 or 12 of the Federal Trade Commission Act, as amended. The Company has been cooperating with its ongoing investigation. On November 24, 2008, the FTC provided the Company a draft Complaint for Injunctive and Other Equitable Relief against the Company, and certain prior management members individually. The Company has entered into material discussions to settle such claims against the Company within its capability to pay and will cooperate fully with the FTC Formal Order of Investigation regarding the full disclosure and reporting of all assets and financial statements.

As a result of the Notice, the Company’s membership revenues have been significantly impacted commencing in March 2008 and contining throughout the year which caused the Company to expedite its transition away from past practices and business models and concentrate its efforts to further invest in the Iventa e-Commerce turn-around.  For 2008, the Company’s unaudited year to date revenue through September 30, 2008 is approximately $9.4 million.  Due to the significant legal, accounting, re-audit, special investigation, and FTC investgation costs in excess of $1.1 million; the one-time transition expenses, turn-around costs and investment in restructuring Iventa e-Commerce totaling $2.3 million; and the approximate $2.6 million decline in revenue of Consumer Loyalty Group subsequent to the FTC investigation, the Company estimates losses of approximately $5.3 million through September 30, 2008.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
7.1	Letter from Marcum & Kliegman LLP dated as of December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 16, 2008	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer